EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mohawk Industries, Inc.:

    We consent to the incorporation by reference in the registration statements (No. 33-52070, No. 33-52544, No. 33-67282, No. 33-87998, No. 333-23577, No. 333-74806 and No. 333-91908) on Form S‑8, of Mohawk Industries, Inc. of our report dated February 6, 2003, with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three‑year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10‑K of Mohawk Industries, Inc. Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

                                                                                                           /s/:KPMG LLP

                                                                                                            KPMG LLP

Atlanta, Georgia
February 25, 2003